Exhibits 5.1 and 23.2

Taft Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, Ohio 45202

December 27, 2019
Globalstar, Inc.
1351 Holiday Square Blvd.
Covington, Louisiana 70433

Ladies and Gentlemen:

We have acted as counsel to Globalstar, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (as finally amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on December 27, 2019. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of (i)  warrants to purchase 124,535,576 shares of common stock, par value $0.0001 per share, issued to certain lenders of the Company on November 26, 2019 (the “Warrants”), and (ii) the authorized but unissued shares of common stock, par value $0.0001 per share, issuable upon exercise of the Warrants (the “Common Stock”). The Common Stock and the Warrants are referred to herein collectively as the “Securities.” All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indentures (as defined below), as the case may be.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Second Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof; (b) the Fourth Amended and Restated Bylaws of the Company, as amended through the date hereof; (c) the resolutions adopted by the Board of Directors of the Company on November 26, 2019 (the “resolutions”); (d) the Registration Statement; (e) the Prospectus; and (f) the Warrants. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy.

In rendering this opinion, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.                                      The Common Stock has been duly authorized and, when issued and delivered in accordance with the terms of the Warrants and the Resolutions, upon payment (or delivery) of the consideration therefor provided for therein, will be validly issued, fully paid and nonassessable.

2.                                      The Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion in paragraph 2 above are subject to (a) applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability, and (c) public policy considerations which may limit the rights of parties to obtain remedies.

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the DGCL. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Taft Stettinius & Hollister LLP
Taft Stettinius & Hollister LLP